UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

PALM HARBOR HOMES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PALM HARBOR HOMES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

July 22, 2009

To Our Shareholders:

You are invited to attend the annual meeting of shareholders of Palm Harbor Homes, Inc. which will be held at the Company’s headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, on July 22, 2009, at 9:00 a.m., Dallas time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect seven directors to serve for a one year term, or until their successors are duly elected and qualified.

Proposal 2:	To approve the adoption of the Palm Harbor Homes 2009 Stock Incentive Plan.

Proposal 3:	To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 26, 2010.

Proposal 4:	To take action upon any other business that may properly be brought before the annual meeting.

The board of directors has fixed the close of business on May 26, 2009 as the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting.

Your vote is important. You may vote your shares using the Internet or the telephone by following the instructions on page 1 of the proxy statement. Of course, you may also vote by returning a proxy. If you attend the annual meeting, you may change your vote or revoke your proxy by voting your shares in person.

Please contact our Investor Relations department at (972) 991-2422 if you have any questions.

BY ORDER OF THE BOARD OF DIRECTORS

Kelly Tacke Executive Vice President and Secretary

June 17, 2009

Addison, Texas

i

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

July 22, 2009

Palm Harbor Homes, Inc.

15303 Dallas Parkway, Suite 800

Addison, Texas 75001

The board of directors is soliciting proxies to be used at the 2009 annual meeting of shareholders to be held at the Company’s headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, on July 22, 2009, at 9:00 a.m., Dallas time. This proxy statement and form of proxy are first being made available to shareholders on or about June 17, 2009.

Who Can Vote

Only shareholders of record as of the close of business on March 27, 2009 are entitled to notice of and to vote at the annual meeting. As of May 26, 2009, we had 22,875,245 outstanding shares of common stock, our only outstanding voting security. Each shareholder of record of our common stock on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share of common stock held. If you hold shares of our common stock through any of our stock purchase or savings plans, you will receive voting instructions from the plans’ administrator. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting.

In accordance with our bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time at our offices located at 15303 Dallas Parkway, Suite 800, Addison, Texas.

How You May Vote

You may vote over the Internet, by telephone, by attending in person or by mail using a traditional proxy card.

•	By Internet: Go to www.voteproxy.com and follow the instructions there. You will be prompted to enter your [11]-digit control number that is located on your proxy card or notice.

•

By Phone: Call 1-800-776-9437 and use any touch-tone telephone to transmit your voting instructions up until 3:00 p.m., Dallas time on July 21, 2009. You will be prompted to enter your [11]-digit control number that is located on your proxy card or notice and then follow the simple instructions the Vote Voice provides you.

•	By Attending the Annual Meeting in Person.

•

By Mail: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Palm Harbor Homes, Inc., c/o AST, 59 Maiden Lane, Plaza Level, New York, New York 10273-0923. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the board’s recommendation.

You may revoke your proxy at any time before it is exercised by:

•	giving written notice of revocation to our corporate Secretary, Kelly Tacke, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001;

•	timely delivering a properly executed, later-dated proxy (including by means of a telephone or Internet vote); or

•	voting in person at the annual meeting.

Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If you hold common stock through any of our stock purchase or saving plans, you will receive voting instructions. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the board of directors. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.

Quorum and Required Vote

The presence, in person or represented by proxy, of the holders of a majority of our outstanding common stock 11,437,623 entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker “non-vote” occurs when a nominee holding common stock does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. In order to approve the Palm Harbor Homes 2009 Stock Incentive Plan or to ratify the appointment of Ernst & Young as our independent auditor for the year ending March 26, 2010, the proposal must receive the favorable vote of a majority of the shares of common stock entitled to vote and represented at the annual meeting.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. They will not be separately compensated for their services. In accordance with SEC regulations and the regulations of The Nasdaq Stock Market, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock and soliciting proxies from them.

GOVERNANCE OF THE COMPANY

Independence of Directors

Our board of directors has determined that each of the following directors is independent within the meaning of our independence standards, which reflect exactly Nasdaq Stock Market Director Independence Standards, as currently in effect: Messrs. Ashbaugh, Meyer, Shilling, Smith, Wellborn and Wilson. The board has determined that Mr. Keener, who is our employee, is not independent within the meaning of The Nasdaq Stock Market Director Independence Standards. Furthermore, the board has determined that each of the members of each of the governance, audit and compensation committees has no material relationship with us (either directly as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning established by the Nasdaq Stock Market.

Audit Committee Financial Expert. Our board of directors has determined that Messrs. Smith, Wellborn and Wilson meet the definition of audit committee financial expert promulgated by the SEC and are independent, as defined in The Nasdaq Stock Market Listing Standards.

Board of Director Meetings and Committees

Pursuant to the Florida Business Corporation Act, our articles of incorporation and our bylaws, our business, property and affairs are managed under the direction of the board of directors. During the fiscal year ended March 27, 2009, the board of directors held four meetings. All directors attended at least 75% of the total number of board meetings and meetings of committees on which he served that were held while the director was a committee member. Our directors are strongly encouraged to attend our annual meeting and all of our fiscal 2008 directors attended our 2008 annual meeting of shareholders.

During the fiscal year ended March 27, 2009, the board of directors had three ongoing committees: an audit committee, a compensation committee and a governance committee. The members of our board committees are as follows:

Name	Audit Committee(1)		Compensation Committee		Governance Committee

Larry H. Keener

William M. Ashbaugh			x	**	x

Frederick R. Meyer					x	**

Walter D. Rosenberg, Jr.(1)			x	(2)

A. Gary Shilling			x

Tim Smith	x	**

W. Christopher Wellborn	x		x	(2)

John H. Wilson	x				x

(1)	Effective July 22, 2009, Mr. Rosenberg will retire from our board of directors.
(2)	Upon Mr. Rosenberg’s retirement Mr. Wellborn will take his seat on the Compensation Committee.
**	Denotes the Chairman of the committee.

Audit Committee

Our audit committee members are Tim Smith (chairman), John H. Wilson and W. Christopher Wellborn, all “independent directors” as required and defined by the Sarbanes-Oxley Act of 2002 and The Nasdaq Stock Market Listing Standards. Our board has adopted a written charter for the audit committee setting forth the duties and responsibilities of the committee. A copy of the audit committee charter is available on our web site at www.palmharbor.com.

The audit committee assists the board with its oversight responsibilities to shareholders by monitoring (1) the quality and integrity of our financial statements; (2) the independence, qualification and performance of our independent auditors; (3) our accounting and financial reporting processes; and (4) audits of our financial statements. The committee has the responsibility for selecting our independent auditors and pre-approving audit and non-audit services. The audit committee also prepares the audit committee report for inclusion in the annual proxy statement; reviews the audit committee charter and the audit committee’s performance; and reviews our disclosure controls and procedures, information security policies and corporate policies with respect to financial information and earnings guidance. The audit committee met four times during the fiscal year ended March 27, 2009.

Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to the Chairman of the Palm Harbor Homes Audit Committee, c/o Craddock Reneker and Davis LLP, 3100 Monticello Avenue, Suite 550, Dallas, Texas 75205. Written complaints may be submitted anonymously.

Compensation Committee

The compensation committee members are William M. Ashbaugh (chairman), A. Gary Shilling and W. Christopher Wellborn, who will join upon the retirement of Mr. Rosenberg, all independent directors as defined in the Nasdaq Stock Market Listing Standards. The compensation committee (1) discharges the board’s responsibilities to establish the compensation of our executives; (2) produces an annual report on executive compensation for inclusion in our annual proxy statement; and (3) provides general oversight for our compensation structure, including our compensation plans and benefits programs. The compensation committee met once during the fiscal year ended March 27, 2009. Our compensation committee charter is posted on our web site at www.palmharbor.com.

Governance Committee

The governance committee members are: Frederick R. Meyer, (chairman), A. Gary Shilling and Walter D. Rosenberg, Jr., all independent directors, as defined in the Nasdaq Stock Exchange Listing Standards. The governance committee has the responsibility to (1) oversee the nomination of individuals to the board; (2) identify individuals qualified to become board members and recommend such nominees; and (3) insure that the board is appropriately constituted including advising the board on matters of board membership and committee membership. The governance committee will consider nominations made by shareholders. Shareholders should send nominations to our corporate Secretary, Kelly Tacke, at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001. Any shareholder nominations proposed for consideration by the governance committee should include the nominee’s name and qualifications for board membership. See “Shareholder Proposals” on page 27. The governance committee’s charter is available on our web site at www.palmharbor.com. Mr. Rosenberg is retiring from our board effective July 22, 2009.

The governance committee seeks to identify, and the board of directors selects, director candidates who (1) have significant business or public experience that is relevant and beneficial to our board of directors, (2) are willing and able to make a sufficient time commitment to the company’s affairs in order to perform effectively the duties of a director, including regular attendance of board of directors meetings and committee meetings, (3) are committed to our long-term growth and profitability, (4) are individuals of character and integrity, (5) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (6) represent us as a whole and not only the interests of a particular shareholder or group. The evaluation process for nominees is the same regardless of the source of the recommendation. The governance committee met once during the fiscal year ended March  27, 2009.

Executive Sessions

In fiscal 2009, our independent directors met four times in executive session.

Committee Charters and Other Governance Materials

Our board has adopted a charter for each of our committees and a code of conduct for our managers. All of these materials are available on our web site at www.palmharbor.com. These materials are also available in print to any shareholder (at no cost) who requests them by submitting a written request to our corporate Secretary, Kelly Tacke, 15303 Dallas Parkway, Suite 800, Addison, Texas 75001.

Communication With Directors

Shareholders who wish to send communications to the board should address such communications to the Chairman of the Palm Harbor Homes Audit Committee, c/o Craddock Reneker and Davis LLP, 3100 Monticello Avenue, Suite 550, Dallas, TX 75205. Communications to the board will be referred to Frederick R. Meyer or other director specified; provided, however, advertisements, solicitations for periodicals or other subscriptions, and similar communications generally are not forwarded to board members.

Compensation of Directors

Our non-employee directors receive an annual retainer fee of $20,000. For each board meeting attended in person, they receive $2,500 and they receive $500 for each committee meeting attended (other than committee meetings held on the same day as board meetings).

Name	Fiscal 2009 Fees Earned or Paid in Cash
William M. Ashbaugh	$31,000
Frederick R. Meyer	34,500
Walter D. Rosenberg, Jr.(1)	32,500
A. Gary Shilling	33,000
Tim Smith	21,333
W. Christopher Wellborn	31,000
John H. Wilson	35,000

(1)	Mr. Rosenberg is retiring from our board of directors effective July 22, 2009.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, three of our independent directors served on the compensation committee. No member of the compensation committee has any interlocking relationship with any other company that requires disclosure under this heading.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of April 30, 2009 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director and each nominee for director, (3) each named executive officer, and (4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual’s spouse.

Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules. Unless otherwise indicated, the address of each person listed below is c/o Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Sally Posey	1,982,850		8.7%

Estate of Lee Posey	1,982,850	(11)	8.7%

Capital Southwest Corporation and
Capital Southwest Venture Corporation 12900 Preston Road, Suite 700 Dallas, Texas 75230	7,855,121		34.3%

Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	340,207	(2)	1.5%

Dimensional Fund Advisors LP 1414 Avenue of the Americas New York, New York 10019	1,365,846	(3)	6.0%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,221,828	(4)	5.3%

Wells Fargo & Company Wells Fargo Management Incorporated
Wells Fargo Funds Management, LLC 420 Montgomery Street San Francisco, California 94163	3,347,874	(5)	14.6%

Barclays Global Investors, NA

Barclays Global Fund Advisors

Barclays Global Investors, Ltd.

Barclays Global Investors Japan Trust
and Banking Company Limited

Barclays Global Investors Japan Limited

Barclays Global Investors Canada Limited

Barclays Global Investors Australia Limited

Barclays Global Investors (Deutschland) AG 45 Fremont Street San Francisco, California 94105	1,122,411	(6)	4.9%
Larry H. Keener	425,760	(7)	1.9%
Kelly Tacke	59,500	(8)	*
Walter D. Rosenberg, Jr.	213,624		*

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
William M. Ashbaugh	—	(9)	*
Frederick R. Meyer	205,116	(10)	*
Tim Smith	3,406	(11)	*
A. Gary Shilling	49,024	(12)	*
W. Christopher Wellborn	50,000		*
John H. Wilson	10,000	(13)	*
All directors and executive officers as a group (10 persons)	1,016,430%

*	Beneficial ownership of less than 1% of the class is omitted.
(1)	The information contained in this table with respect to common stock ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	The address and number of shares of our common stock beneficially owned by Royce & Associates, LLC are based on the Schedule 13G filed by Royce with the Securities and Exchange Commission on February 3, 2009. According to the filing, Royce had sole voting and dispositive power with respect to the 340,207 shares.
(3)	The address and number of shares of the Company’s common stock beneficially owned by Dimensional Fund Advisors LP are based on the Schedule 13G filed by Dimensional with the SEC on February 9, 2009. According to the filing, Dimensional describes a relationship with others but did not affirm the existence of a group and disclaimed beneficial ownership of the shares. Dimensional has sole voting and dispositive power with respect to the 1,365,846 shares.
(4)	The address and number of shares of our common stock beneficially owned by T. Rowe Price Associates, Inc. are based on the Schedule 13G filed by T. Rowe with the SEC on February 13, 2009. According to the filing, T. Rowe has sole voting power for 96,885 shares and sole dispositive power for 1,221,828 shares.
(5)	The address and number of shares of our common stock beneficially owned by the Wells Fargo entities are based on the Schedule 13G/A filed by them with the SEC on January 19, 2009. According to the filing: (a) Wells Fargo & Company has sole voting and sole dispositive power for 3,347,874 shares; (b) Wells Capital Management Incorporated has sole voting power for 1,275,481 shares and sole dispositive power for 3,237,362 shares; and (c) Wells Fargo Funds Management, LLC has sole voting power for 2,012,323 shares and sole dispositive power for 100,122 shares.
(6)	The address and number of shares of our common stock beneficially owned by the Barclays entities are based on the Schedule 13G filed by them with the SEC on January 30, 2009. According to the filing: (a) Barclays Global Investors, NA has sole voting and sole dispositive power for 343,381 shares; and (b) Barclays Global Fund Advisors has sole voting and dispositive power for 778,960 shares.
(7)	Includes an aggregate of 122,270 shares owned by Mr. Keener’s spouse and three daughters, over which shares he exercises voting and investment power.
(8)	Includes 25,000 shares pledged as collateral for a loan.
(9)	The information contained in this table with respect to common stock ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934. Mr. Ashbaugh is Senior Vice President of Capital Southwest Corporation and Capital Southwest Venture Corporation which are our principal shareholders. Mr. Wilson is a member of the board of directors of Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Ashbaugh and Mr. Wilson may be deemed to share voting and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Ashbaugh and Mr. Wilson each have disclaimed beneficial ownership of such shares.
(10)	Includes 48,829 shares owned by a family partnership over which Mr. Meyer exercises voting and investment power.
(11)	Mr. Smith is the executor of the Estate of Lee Posey which beneficially owns 1,982,850 shares of common stock. Mr. Smith owns 3,406 shares of common stock in his individual capacity.

(12)	Includes 31,132 shares owned by a family partnership over which Dr. Shilling exercises voting and investment power.
(13)	Mr. Wilson is a member of the board of directors of Capital Southwest Corporation and Capital Southwest Venture Corporation, both of which are our principal shareholders. Mr. Ashbaugh is an executive officer of both corporations. Mr. Wilson and Mr. Ashbaugh may be deemed to share voting and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Wilson and Mr. Ashbaugh have disclaimed beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of holdings and transactions in our securities with the SEC and to furnish us with copies of all such reports. Based solely upon a review of the reports furnished to us with respect to the fiscal year ended March 27, 2009, we believe that all of our directors, executive officers and greater than 10% beneficial owners timely complied with all SEC filing requirements.

Related Party Transaction

On April 27, 2009, Palm Harbor Homes, Inc. (the “Company”) issued warrants (the “Warrants”) to each of Capital Southwest Venture Corporation, Sally Posey and the Estate of Leroy Posey, Deceased (collectively, the “Lenders”), to purchase up to an aggregate of 429,939 shares of common stock of the Company (the “Common Stock”) at a price of $3.14 per share, which was the closing price of the Company’s Common Stock on the Nasdaq National Stock Exchange (“Nasdaq”) on April 24, 2009. The Warrants were granted in connection with a loan made by the Lenders to the Company of an aggregate of $4,500,000 pursuant to senior subordinated secured promissory notes between the Company and each of the Lenders (collectively, the “Notes”). Capital Southwest Venture Corporation, which holds more than 5% of the outstanding stock of the Company, loaned $3,000,000 and received warrants to purchase up to 286,625 shares of Common Stock. Sally Posey, who holds more than 5% of the outstanding stock of the Company, loaned $750,000 and received warrants to purchase up to 71,657 shares of Common Stock. The Estate of Leroy Posey, Deceased, which holds more than 5% of the outstanding stock of the Company, loaned $750,000 and received warrants to purchase up to 71,657 shares of Common Stock. As of May 29, 2009, the amount currently outstanding under the Notes, which includes accrued interest, is as follows: to Capital Southwest Venture Corporation is $3,008,478; to Sally Posey is $752,120; and to the Estate of Leroy Posey, Deceased is $752,120.

The interest rate for the Notes shall be computed monthly on the amount advanced from the date of the issuance of the Notes at a fluctuating rate of the lesser of (a) the maximum non-usurious rate of interest permitted by whichever of applicable federal or Texas laws permits the higher interest rate or (b) the 3 Month LIBOR Rate plus two percent (2%). If the Notes are not repaid in full by June 29, 2009 (the “Due Date”), the aggregate number of shares of Common Stock that may be purchased pursuant to the Warrants may be increased by an amount equal to $450,000 divided by the closing price of the Common Stock on Nasdaq on the Due Date. The Warrants, which expire on April 24, 2019, contain anti-dilution provisions and other customary provisions. Also on April 27, 2009, in connection with the Warrants and the Notes, the Company and the Lenders executed a Pledge and Security Agreement and an Intercreditor Agreement (together with the Warrants and the Notes, the “Loan Documents”). The Notes are secured by the outstanding common stock we own in Standard Casualty Company. If the Company defaults on the Notes, the Lenders will become the owners of Standard Casualty Company.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the annual meeting, seven directors will be elected by the shareholders to serve until their successors have been duly elected and qualified, or until the earliest of their death, resignation or retirement.

The persons named in the proxy will vote your shares as you specify on the proxy. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The nominating committee of the board of directors has proposed the following nominees for election as directors at the annual meeting. Each of the nominees is currently a member of the board of directors.

Nominees

Larry H. Keener, Chairman of the board of directors since March 2005. Director since 1995. Chief Executive Officer since June 1997 and President since June 1994. Chief Operating Officer from June 1994 to June 1997. Division President from June 1989 to May 1994. Director from 1980 to May 1994. Age: 59.

William M. Ashbaugh, Director since 2007. Vice President from August 2001 to July 2005 and Senior Vice President of Capital Southwest Corporation and Capital Southwest Venture Corporation since July 2005. Managing Director of Hoak Breedlove Wesneski & Co. from April 1998 to August 2001. Managing Director of Principal Financial Securities, Inc. from March 1997 to February 1998. Managing Director of Southwest Securities from October 1995 to March 1997. Director of CMI Holding Company, Inc., Trax Technologies, Inc., Cinatra Clean Technologies, Inc., Dennis Tool Company and Via, Inc. Age: 54.

Frederick R. Meyer, Director since 1994. Since March 2005, Mr. Meyer has handled his personal portfolio. Chairman of the Board of Aladdin Industries LLC from July 1985 to March 2005. President and Chief Executive Officer of Aladdin Industries LLC from October 1995 to May 1999 and from May 1987 to September 1994. President of Tyler Technologies, Inc. from July 1983 to December 1986. Director of SWS Group, Inc. and Westwood Holdings Group, Inc. Age: 81.

A. Gary Shilling, Director since 1995. President of A. Gary Shilling & Co., Inc. since 1978. Senior Vice President and Chief Economist of White, Weld & Co., Inc. from 1972 to 1978. Age: 72.

Tim Smith, Director since 2008. Independent executor of the estate of Lee Posey since February, 2008. Managed his personal portfolio since 2005. President and Chief Executive Officer of Media Recovery, Inc. from 2001 to 2005. Vice President, Secretary and Treasurer of Capital Southwest Corporation from 1993-2001. Age: 48.

W. Christopher Wellborn, Director since July 2005. Chief Operating Officer of Mohawk Industries, Inc. since November 2005. President of Dal-Tile, Inc. from March 2002 through October 2005. Executive Vice President, Chief Financial Officer and Assistant Secretary of Dal-Tile, Inc. from August 1997 through March 2002. Senior Vice President and Chief Financial Officer of Lenox, Inc. from June 1993 to August 1997. Director of Mohawk Industries, Inc. Age: 54.

John H. Wilson, Director since 1994. President of U.S. Equity Corporation since 1983. Director of Capital Southwest Corporation and Encore Wire Corporation. Age: 66.

The board of directors has determined that Messrs. Ashbaugh, Meyer, Shilling, Smith, Wellborn, and Wilson are “independent” as defined by the Nasdaq Stock Market Listing Standards and that Mr. Keener is not independent because he is our employee.

Pursuant to the terms of a Credit Modification Agreement dated July 31, 1995, entered into by us, Capital Southwest Corporation and Capital Southwest Venture Corporation, we agreed that so long as Capital Southwest and Capital Southwest Venture Corporation own in the aggregate at least 5% of our common stock, we will cause a designee of Capital Southwest to be elected to our board of directors. Mr. Ashbaugh is Capital Southwest’s designee.

The board of directors unanimously recommends that you vote FOR the election of directors as set forth in Proposal One.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the board of directors and are appointed annually by the board of directors. Set forth below are the names, ages and positions of our executive officers.

Name	Age	Position
Larry H. Keener	59	Chairman of the Board, Chief Executive Officer and Director
Kelly Tacke	51	Executive Vice President, Chief Financial Officer and Secretary

Information concerning the business experience of Mr. Keener is provided in “Proposal One: Election of Directors.” Set forth below is a description of the background of Ms. Tacke. There is no family relationship between any of our directors or executive officers.

Kelly Tacke has served as Executive Vice President since June 2005 and Chief Financial Officer since October 1993, and as Secretary since March 1997. From August 1979 through September 1993, Ms. Tacke was employed by PriceWaterhouseCoopers LLP where she most recently served as a Senior Audit Manager.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Our compensation committee (for purposes of this analysis, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid to our executive leadership team is fair and reasonable. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the named executive officers, are similar to those provided to other executive officers. Throughout this proxy statement, the individuals who served as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer during fiscal 2009, are referred to as the “named executive officers.”

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for our executive officers (which includes the named executive officers). Larry Keener, our Chief Executive Officer, annually reviews the performance of our Chief Financial Officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual bonus and equity award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustment or award. The Committee reviews the performance of our Chief Executive Officer.

Annual Cash Compensation

We pay our named executive officers commensurate with their experience and responsibilities. Cash compensation for our Chief Executive Officer and our Chief Financial Officer for fiscal 2009 consisted of base salary and a guaranteed quarterly bonus. Kelly Tacke, our Chief Financial Officer also received a stock grant of 4,576 shares of our common stock, of which 50% vested on March 27, 2009 and the remainder will vest on March 26, 2010.

Base Salary. Each of our named executive officers receives a base salary to compensate him or her for services performed during the year. When determining the base salary for each of our named executive officers, the Committee considers the performance of the executive officer and the experience of the executive officer in his or her position. The base salaries of our named executive officers are established annually by the Committee.

The named executive officers are eligible for annual increases in their base salaries as a result of company performance, individual performance and any added responsibility since the last salary increase. Solely based on the performance of our company in fiscal 2009, no annual increase in base salary was granted to our named executive officers. The Committee did, however, feel that given the efforts being made by our named executive officers to sustain the company in these tough economic times, no downward adjustment would be appropriate. Our Chief Executive Officer’s base salary remains at $300,000 and our Chief Financial Officer’s salary remains at $170,000.

Annual Bonus. In light of the unfavorable condition of the manufactured housing industry and its effect on the company’s operating results, the Committee paid each of the named executive officers a quarterly bonus in an amount believed by the Committee to be appropriate in view of the company’s financial limitations, yet sufficient to insure their continued service as employees of the company. Mr. Keener received guaranteed quarterly bonuses of $85,000, $60,000 $60,000 and $60,000 and Ms. Tacke received quarterly bonuses of $75,000, $50,000, $50,000 and $50,000. The bonuses paid to Mr. Keener and Ms. Tacke represent a 24.5% and 20%, respectively, increase over bonuses paid in fiscal 2008. The Committee believed the bonus increase was appropriate because of management’s hard work in cutting company expenses and maintaining our good relationship with our lenders during this difficult time in the homebuilding business.

Perquisites and Other Personal Benefits

Mr. Keener receives a $6,000 annual car allowance and both of our named executive officers, like our other employees, receive matching contributions with respect to our 401(k) retirement savings plans. Executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

Policy Regarding Recoupment of Compensation

If we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits us to recover incentive compensation from that executive officer (including profits realized from the sale of our securities). In such a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive during a period of fraudulent activity or a material misstatement of financial results if the board determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets of the company being achieved that would not have been achieved absent such misconduct.

REPORT OF THE COMPENSATION COMMITTEE

The committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for fiscal 2008.

Respectfully Submitted,

Compensation Committee

William M. Ashbaugh, Chairman

Frederick R. Meyer

John H. Wilson

REPORT OF THE COMPENSATION COMMITTEE

The committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for fiscal 2009.

Respectfully Submitted,

Compensation Committee

William M. Ashbaugh, Chairman

Walter D. Rosenberg

A. Gary Shilling

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid by us for the fiscal year ended March 27, 2009 to the Chief Executive Officer and the executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year ended March 27, 2009.

Summary Compensation

Name	Fiscal Year	Salary	Bonus	Restricted Stock Awards	Total
Larry H. Keener Chairman of the Board and Chief Executive Officer	2009 2008 2007	$300,000 300,000 300,000	$265,000 200,000 212,482	—	$565,000 500,000 512,482

Kelly Tacke Executive Vice President, Chief Financial Officer and Secretary	2009 2008 2007	$170,000 170,000 170,000	$225,000 180,000 146,241	$35,000 32,982	$430,000 382,892 316,241

OUTSTANDING EQUITY AWARDS TABLE

The following table sets forth certain information as of March 27, 2009 with respect to the value of all stock awards held by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)
Kelly Tacke	2,288	$4,964.96

(1)	The market value was determined by multiplying the number of unvested shares by the closing price of $2.17 at March 27, 2009.

STOCK VESTED TABLE

The following table sets forth certain information with respect to the stock held by the named executive officers that vested during the fiscal year ended March 27, 2009.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kelly Tacke	2,288	$4,964.96

Compensation Arrangements

Our Chairman Emeritus, Lee Posey, died on February 29, 2008. Pursuant to the compensation agreement we had with Mr. Posey, Mr. Posey would have received $100,000 per year for his services to our Company for the eight years from July 1, 2005 through June 30, 2013. In accordance with the agreement, Mr. Posey’s beneficiary will receive payments in the same amount and frequency from March 1, 2008 to June 30, 2013.

Indemnification Agreements

We have entered into indemnification agreements with certain of our officers and each of our directors, requiring us to indemnify such persons against judgments, claims, damages, losses and expenses incurred as a result of the fact that such officer or director, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, to the maximum extent permitted by Florida law. The indemnification agreements provide for the advancement of expenses to such officers and directors in connection with any such suit or proceeding.

PROPOSAL TWO: APPROVAL OF 2009 STOCK INCENTIVE PLAN

In the opinion of the board of directors, our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On May 19, 2009, our board of directors, upon the recommendation of the compensation committee, adopted, subject to shareholder approval, the Palm Harbor Homes, Inc. 2009 Stock Incentive Plan, which we refer to as the “Plan.”

The Plan would allow for the issuance of up to 1,844,000 shares of common stock to our employees and outside directors in the form of non-statutory stock options, incentive stock options and restricted stock awards as described below and collectively and individually referred to as “Awards.”

The board of directors believes that approving 1,844,000 shares for issuance under the Plan is appropriate and in the best interests of shareholders and believes the Plan will increase shareholder value by providing participants with appropriate incentives and rewards and aligning the interest of management and the directors with that of our shareholders.

If approved, the Plan will become effective July 22, 2009.

The following summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to this Proxy Statement. In addition, a copy of the Plan may be obtained by making a written request to our corporate Secretary, Kelly Tacke, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001. Terms not defined in this summary shall have the meaning contained in Plan. References to the board of directors in this summary shall include the compensation committee of the board of directors, referred to as the “Committee,” or similar committee appointed by the board of directors to administer the Plan.

Types of Awards; Shares Available for Issuance

The Plan allows for the issuance of non-statutory stock options, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and restricted sock awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the Plan for up to 1,844,000 shares of common stock. In addition, if any Award granted under the Plan is terminated, canceled, forfeited or otherwise results in any common stock not being issued, the unused common stock covered by such Award shall revert or again be available for the grant of Awards under the Plan.

Certain limitations apply to the shares available for issuance under Plan. A maximum of 1,844,000 shares of common stock may be issued as incentive stock options. The number of Shares with respect to which incentive stock options may be granted to any participant under the Plan may not exceed 200,000 shares per calendar year. In no event may an individual Participant receive in any 12-month period Qualified Performance-Based Awards in excess of 200,000 shares (if the Award is denominated in shares) or having a value greater than $250,000 (if the Award is denominated in other than shares).

Descriptions of Awards

Non-Statutory Stock Options. The Committee may grant non-statutory stock options to eligible individuals and shall determine the exercise price of each non-statutory stock option, the date on which such option becomes exercisable, the term during which such option may be exercised and any terms or conditions a participant must satisfy to exercise each non-statutory stock option. Such options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant and in no case shall the term of the option exceed 10 years from the date of grant. Shares underlying each non-statutory stock option may be purchased by the Participant, in whole or in part, at any time during the term of the option after such time that the option becomes exercisable. Payment due to a Participant upon the exercise of a non-statutory stock option shall be made in the form of shares of common stock.

Incentive Stock Options. The Committee may grant incentive stock options to employees and shall determine the exercise price of each incentive stock option, the date on which such option becomes exercisable, the term during which such option may be exercised and any terms or conditions a Participant must satisfy to exercise each incentive stock option. Such options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant; however, incentive stock options may not be granted at an exercise price less than 110% of the fair market value of the common stock on the date of grant if the Participant owns or is treated as owning, for the purposes of Code Section 422, common stock representing more than 10% of our total combined voting securities. In no case shall the term of an incentive stock option exceed 10 years from the date of grant or five years in the case of incentive stock options granted to participants holding greater than 10% of our total combined voting securities. Shares underlying each incentive stock option may be purchased by the Participant, in whole or in part, at any time during the term of the option after such time that the option becomes exercisable.

Methods of Exercising Options. A Participant may exercise non-statutory stock options or incentive stock options in accordance with the terms of the Award by payment of the exercise price of the option. Payment methods may include, without limitation (i) payment by cash or in connection with a “cashless exercise” through a broker, or (ii) by either attestation or delivery of a certificate or certificates of our shares, owned by the Participant for more than six months, having a fair market value on the exercise date equal to the total exercise price.

Restricted Stock Awards. The Committee may issue restricted stock awards to eligible individuals. The Committee shall determine the dates on which such awards will vest, subject to conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the restricted stock award. The Committee may, in its sole discretion, accelerate vesting of any restricted stock award except for restricted stock awards that are qualified performance-based awards. Termination of a Participant for any reason other than Retirement, Disability or death will result in forfeiture of unvested restricted stock awards. In the event of Retirement, Disability or death, unvested restricted stock awards, unless restricted by the terms of the Award, will vest. During the period between the grant of a restricted stock award and the time that that Award vests, the Participant shall be entitled to vote such Shares subject to rules adopted by the Committee. The Participant shall also be entitled to receive, with respect to each share covered by the restricted stock award, a payment equal to any cash dividends or distributions declared and paid with respect to shares covered by the restricted stock award if the record date for determining shareholders entitled to receive such dividends falls between the date of grant of the restricted stock award and the date that the restricted stock award vests. Each certificate issued in respect of a restricted stock award shall be registered in the name of the Participant, marked with a legend so as to restrict transferability, and will be retained by us until the shares vest. Upon the vesting date for a restricted stock award, such restricted stock will be transferred, free of all restrictions, to the Participant or his or her legal representative, beneficiary or heir.

Qualified Performance-Based Awards. The Committee has the ability to grant restricted stock awards as Qualified Performance Based Awards to Covered Employees within the meaning of Code Section 162(m). Any Award granted to a Covered Employee as a Qualified Performance-Based Award shall be subject to the requirements of Code Section 162(m) or any regulations issued thereunder that are requirements for qualification as performance-based compensation. The Committee shall, to the extent and at the time required to comply with the Code, designate in writing one or more Covered Employees, select Performance Criteria applicable to the Performance Period, establish Performance Goals and specify the amounts of restricted stock awards to be earned by each Covered Employee for such Performance Period. No Award or portion of an Award shall be considered earned or vested until the Committee certifies in writing that the conditions to which the Award is subject have been achieved. A Participant must be employed by us on the day that a Qualified Performance-Based Award for a Performance Period is paid to the Participant. Until such time as a Qualified Performance Based Award vests, the Participant shall not be paid any dividends or distributions. At the time of vesting, the Participant will receive a cash payment equal to the aggregate dividends, without interest, and the number of Shares equal to any stock dividends the Participant would have received if the Participant had owned all of the Shares which vested for the period beginning on the date of the Award and ending on the date of vesting or payment. No dividends shall be paid with respect to any Qualified Performance-Based Awards that are forfeited by the Participant.

Transferability of Awards

No Award granted under the Plan may be transferred, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During the life of the Participant, only the Participant may exercise incentive stock options.

Eligibility to Receive Awards

Our employees and non-employee directors are eligible to be granted Awards under the Plan. The granting of Awards under the Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On June 8, 2009, the last reported sale price of our common stock on The NASDAQ Global Select Stock Market was $2.14.

Administration

The board of directors has authorized the Committee to administer certain aspects of the Plan, including the determination of individuals to whom Awards are granted. The Committee, subject to the terms of the Plan, is also authorized without limitation to:

•	determine the terms, conditions and provisions of, and restriction relating to, each Award granted;

•	interpret and construe the Plan and all Award agreements;

•	prescribe, amend and rescind rules and regulations related to the Plan;

•	consistent with the Plan, to amend any outstanding Award or amend the exercise date or dates thereof; and

•	do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

The board of directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

The board of directors is required to make appropriate adjustments in connection with the Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

Limitations on Options; No Repricings

We may not reprice stock options granted under the Plan without the approval of our shareholders.

Amendment of Awards

Except with respect to repricing options, the Committee may amend any Award agreement, prospectively or retroactively. Such amendment may not adversely affect the rights of any Participant without the Participant’s written consent.

Change in Capitalization

Adjustments shall be made to the Plan in the event of any change in outstanding shares without our having received consideration or other equity restructuring within the meaning of Financial Accounting Standard No. 123 (revised 2004). Appropriate adjustments will be made to (i) the aggregate number of Shares with respect to which Awards may be made, (ii) the terms and the number of shares and/or the price per share of any outstanding options, and (iii) the share limitations associated with individual Awards during a 12-month period.

Change of Control

The Plan contains provisions addressing the consequences of any Change of Control. “Change of Control” is defined under the terms of the Plan to mean (i) acquisition of the ownership of 51% or more of the total voting power of the common stock of the company by any one person or more than one “person” acting as a group, (ii) the incumbent board ceasing, for any reason, to constitute at least a majority of the board of directors. Any person, however, whose election or nomination was approved by a vote of at least 75% of the directors comprising the incumbent board shall be considered a member of the incumbent board for purposes of this paragraph, (iii) any consolidation or merger to which we are a party, if following such consolidation or merger, our shareholders immediately prior to the consolidation or merger do not beneficially own at least 51% of the combined voting power of the outstanding voting securities of the surviving or continuing corporation, or (iv) any sale, lease, exchange or transfer (in one or a series of related transactions) all, or substantially all, of our assets other than to an entity (or entities) of which we or our shareholders immediately prior to such transaction beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities.

If a Change of Control occurs, the Committee may, in its discretion and without limitation, make the following adjustments to the Plan, provided that no adjustment may materially change the value of benefits available to a Participant under an existing Award:

•	cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards as determined by the Committee;

•	substitute other property for shares subject to outstanding Awards;

•	arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities; or

•	after giving Participants an opportunity to exercise outstanding stock options, terminate any and all unexercised stock options.

In the event of a Change of Control, all non-statutory stock options and all incentive stock options held by a Participant shall become immediately vested and fully exercisable until the expiration of the term of the non-statutory stock option or incentive stock option. All unvested restricted stock awards and all unvested Qualified Performance-Based Awards held by a Participant shall become vested upon the Change of Control.

Termination

The right to grant Awards under the Plan will terminate on July 22, 2019. The board of directors may suspend or terminate the Plan at any time provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Award.

Federal Income Tax Consequences

The following discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan are urged to consult a tax advisor as to the tax consequences of participation.

Tax consequences to the Company and to participants receiving Awards will vary with the type of Award. Generally, a Participant will not recognize income, and we are not entitled to take a deduction, upon the grant of an incentive stock option, a non-statutory stock option or a restricted stock award. A Participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the Participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a Participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the Participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a Participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the Participant in connection with an option. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a Participant. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the Participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Upon a grant of restricted stock, the Participant will recognize ordinary income on the fair market value of the common stock at the time the restricted stock vests unless a Participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The Participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of a restricted stock award. For this purpose, the Participant’s basis in the common stock is its fair market value at the time the restricted stock becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the Participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. We intend that (i) performance awards and (ii) options granted (a) have an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) be made to employees the compensation committee expects to be named executive officers at the time a deduction arises in connection with such awards, to qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

The board of directors unanimously recommends that you vote FOR this proposal.

REPORT OF THE AUDIT COMMITTEE

The audit committee is composed of three independent directors and operates under a written charter adopted by the board of directors. The board has determined that each committee member is independent as defined by the Sarbanes-Oxley Act of 2002 and the Nasdaq listing standards as currently in effect.

Pursuant to the audit committee charter, the audit committee will assist the board of directors in monitoring (1) the integrity of the financial statements of the company, (2) the independence, qualifications and performance of the company’s independent auditors, (3) the company’s accounting and financial reporting processes; and (4) audits of the company’s financial statements. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The committee’s responsibility is to oversee and review these processes. We held four meetings during fiscal 2009. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the internal audit function and our independent registered public accounting firm, Ernst & Young LLP. We discussed with Ernst & Young LLP the overall scope and plans for their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting The audit committee reviewed the audited annual financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed the audited annual consolidated financial statements with management and Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the company’s audited financial statements with GAAP, their judgment as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and SAS 61 (codification of Statements on Auditing Standards). The committee also discussed with management and Ernst & Young LLP the process used to support certifications by the company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC. In addition, we reviewed and discussed the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the company that might bear on Ernst & Young LLP’s independence consistent with Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. When considering Ernst & Young’s independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including in our Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed the amount of fees paid for such services to Ernst & Young LLP. The audit committee also discussed and reviewed with the independent registered public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 114 “The Auditor’s Communication with those Charged with Governance,” SAS 99 “Consideration of Fraud in a Financial Statement Audit,” and SEC rules discussed in Final Release Nos. 33-8183 and 33-8183a.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the

Annual Report on Form 10-K for the year ended March 27, 2009 for filing with the SEC. The audit committee, subject to shareholder ratification, intends to retain Ernst & Young LLP as independent auditors for the fiscal year ending March 26, 2010, pending receipt of a satisfactory engagement letter. If the audit committee cannot reach agreement with Ernst & Young, LLP, it may engage a different auditing firm.

The full responsibilities of the audit committee are set forth in our charter. A copy of the audit committee charter is available on our web site at www.palmharbor.com.

Respectfully Submitted,

Audit Committee

Tim Smith, Chairman

W. Christopher Wellborn

John H. Wilson

PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

The shareholders are urged to ratify the appointment by our audit committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 26, 2010. Ernst & Young LLP has served as our independent auditors since our inception and is familiar with our affairs and financial procedures. Representatives from Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to respond to appropriate questions from shareholders.

Aggregate Ernst & Young LLP fees for the fiscal year ended March 27, 2009 and March 28, 2008 were:

	Fiscal 2009	Fiscal 2008
Audit Fees	$946,100	$985,600
Audit Related Fees(1)	55,000	75,000
Tax Fees(2)	16,500	90,905
All Other Fees	—	—

Total Fees	$1,035,600	$1,106,505

(1)	Fees related to employee benefit plans and certain other governmental procedures.
(2)	Consultations on various tax matters.

The audit committee has considered whether the provision of these services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.

In accordance with its charter, the audit committee approves in advance all audit and non-audit services to be provided by Ernst & Young LLP. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve certain additional services, and such pre-approvals are communicated to the full committee at its next meeting. During fiscal year 2009, all non-audit services were pre-approved by the audit committee in accordance with this policy.

The board of directors unanimously recommends that you vote FOR this proposal.

OTHER MATTERS

As of the mailing date of this proxy statement, the board of directors knows of no other matters to be presented at the meeting. Should any of the matters requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the annual meeting in the year 2010, and who wishes to have the proposal included in our proxy statement and proxy for that meeting, must deliver the proposal to our corporate Secretary, Kelly Tacke, at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001 by March 24, 2010. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

Any shareholder who intends to bring business before the annual meeting in the year 2010 in a form other than a shareholder proposal in accordance with the preceding paragraph must give written notice to our corporate secretary at the address set forth in the preceding paragraph on or before May 4, 2010.

ADDITIONAL INFORMATION

Reduce Duplicate Mailings

We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, we or your broke may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annul reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001-4600, Attention: Investor Relations, or by contacting us at (972) 991-2422 and we will promptly deliver additional materials as requested.

ANNUAL MEETING OF SHAREHOLDERS OF

PALM HARBOR HOMES, INC.

July 22, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=116737&p=proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i    Please detach and mail in the envelope provided.   i

¢	20733000000000000000 2	072209

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. APPROVE THE ADOPTION OF THE PALM HARBOR HOMES 2009 STOCK INCENTIVE PLAN.	☐	☐	☐

NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Larry H. Keener O William M. Ashbaugh O Frederick R. Meyer O A. Gary Shilling O Tim Smith O W. Christopher Wellborn O John H. Wilson		3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 26, 2010.	☐	☐	☐

4.   In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF SHAREHOLDERS OF

PALM HARBOR HOMES, INC.

July 22, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=116737&p=proxy

i    Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.    i

¢	20733000000000000000 2	072209

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. APPROVE THE ADOPTION OF THE PALM HARBOR HOMES 2009 STOCK INCENTIVE PLAN.	☐	☐	☐

NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Larry H. Keener O William M. Ashbaugh O Frederick R. Meyer O A. Gary Shilling O Tim Smith O W. Christopher Wellborn O John H. Wilson		3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 26, 2010.	☐	☐	☐

4.   In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

	☐	¢

PALM HARBOR HOMES, INC.

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned shareholder of Palm Harbor Homes, Inc. does hereby nominate, constitute and appoint Kelly Tacke and Colleen Rogers, or either one of them, as Proxies, each with full power to appoint her substitute, to represent and vote all of the shares of Common Stock of Palm Harbor Homes, Inc. held of record by the undersigned at the Annual Meeting of shareholders to be held at 10:00 a.m. Dallas time on July 22, 2009 at the Company Headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, 75001, and at any adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

¢	14475	¢